SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:
                               November 13, 2001
                               -----------------
                        (Date of earliest event reported)


                            Electric Lightwave, Inc.
                -------------------------------------------------
               (Exact name of Registrant as specified in charter)


         Delaware                     0-23393                     93-1035711
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)


              3 High Ridge Park, Stamford, CT                    06905
          --------------------------------------------          --------
           (Address of principal executive offices)            (Zip Code)


                                 (203) 614-5600
                                 ---------------
              (Registrant's telephone number, including area code)


                           No change since last report
                           ---------------------------
             (Former name or address, if changed since last report)

Item 7.  Financial Statements, Exhibits

         (c) Exhibits

               99.1 Press Release of Electric Lightwave, Inc. released November 13, 2001 announcing earnings for the three and nine months ended September 30, 2001.

FOR IMMEDIATE RELEASE

Contact:
Brigid M. Smith, Assistant Vice President
Corporate Communications
(203) 614-5042
bsmith@czn.com

             Electric Lightwave, Inc. Reports Third-Quarter Results

Stamford, Conn., November 13, 2001 -- Electric Lightwave, Inc. (Nasdaq: ELIX) today reported financial results for the quarter ended September 30, 2001. Revenue for the period totaled $53.3 million, compared to $63.6 million for the same period in 2000. Although revenue for the quarter was down 16 percent from the corresponding period in 2000, the Network Services component of revenue grew 21 percent due to sales of additional circuits to new and existing customers as ELI concentrated upon its targeted customer base. The revenue decrease was primarily due to reduced rates for reciprocal compensation, the non-renewal of a take-or-pay contract with a major customer, and reduced demand from ISPs and other carriers for Internet-related traffic.

ELI revenue for the nine months ended September 30, 2001 was $176.3 million, a $4.7 million decrease compared to revenue of $181.0 million for the same period in 2000.

ELI's gross margin during the third quarter of 2001 was 68 percent. ELI's third-quarter 2001 EBITDA loss of $2.1 million was impacted by workforce reductions with an associated expense of $1.4 million, and lower-than-anticipated revenue for the quarter. ELI EBITDA for the third quarter of 2000 was $4.8 million. ELI EBITDA for the nine months ended September 30, 2001 was $5.2 million, compared to a $3.3 million EBITDA loss for the same period in 2000, an improvement of $8.5 million.

Third quarter 2001 net loss was $47.3 million, or 92 cents per share, compared to a net loss of $32.6 million, or 64 cents per share, for the third quarter of 2000. For the nine months ended September 30, 2001, net loss was $125.3 million, or $2.46 per share, compared to a net loss of $102.7 million, or $2.04 per share, for the same period of 2000.

For 2001, guidance for ELI is being lowered to $228 million in revenue, $10 million in EBITDA, and capital expenditures of $55 million.

ELI's Class A Common Stock is currently traded on the Nasdaq National Market System, but the stock does not meet minimum bid price and market value of public float requirements for continued listing that were applicable on September 27, 2001. On that date Nasdaq Stock Market, Inc. implemented a moratorium until January 2, 2002, at which time compliance with the minimum requirements for listing on the Nasdaq National and SmallCap Markets will start anew. If ELI's Class A Common Stock does not meet the requirements of the National Market System for 30 consecutive days, and is unable to regain compliance within 90 days, the stock could be subject to delisting at that time.

About Electric Lightwave, Inc.
Electric Lightwave, Inc. is a facilities-based competitive local exchange carrier providing Internet, data, voice and dedicated access services to communications-intensive businesses. The company owns and operates high-speed fiber-optic networks that interconnect major markets in the West and operates a leading national Internet and data network. The company is 85 percent owned by Citizens Communications (NYSE:CZN, CZB). More information about Electric Lightwave, Inc. may be found at www.eli.net.

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. All forward-looking statements are only predictions or statements of current plans, which are constantly under review by Electric Lightwave (the company). All forward-looking statements may differ from actual future results due to, but not limited to, changes in the local and overall economy, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal and regulatory policy, relations with Incumbent Local Exchange Carriers (ILECs) and their ability to provide delivery of services including interoffice trunking, implementation of back office service delivery systems, the company's ability to identify future markets and successfully expand existing ones and the mix of products and services offered in the company's target markets. Readers should consider these important factors in evaluating any statement contained herein and/or made by the company or on its behalf. The company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.


                            Electric Lightwave, Inc.
                            Statements of Operations

                                                           Three Months Ended
                                                             September 30,
                                                     -------------------------------

(Dollars in thousands, except per share amounts)         2001             2000
                                                     --------------   --------------

Revenue
      Network services                                   $  26,077        $  21,627
      Local telephone services                              14,450           25,187
      Long distance services                                 3,131            3,728
      Data services                                          9,672           13,068
                                                     --------------   --------------
Total revenue                                               53,330           63,610

Operating expenses
      Network access expense                                17,232           17,821
      Operations expense                                    14,442           13,473
      Selling, general and administrative                   22,361           27,430
      Severance expense                                      1,418              110
      Depreciation and amortization                         19,919           16,306
                                                     --------------   --------------
 Total operating expenses                                   75,372           75,140

Loss from operations                                       (22,042)         (11,530)

      Interest expense and other                            25,231           20,603
                                                     --------------   --------------

Net loss before income taxes                               (47,273)         (32,133)

      Income tax expense                                        22              459
                                                     --------------   --------------

Net loss                                                 $ (47,295)       $ (32,592)
                                                     ==============   ==============

EBITDA (1)                                               $  (2,123)       $   4,776
                                                     ==============   ==============

Net loss per common share:
      Basic                                              $   (0.92)       $   (0.64)
      Diluted                                            $   (0.92)       $   (0.64)

Weighted average shares outstanding                         51,168           50,606

(1)    EBITDA is Operating income plus depreciation and amortization.


                            Electric Lightwave, Inc.
                            Statements of Operations

                                                           Nine Months Ended
                                                             September 30,
                                                     -------------------------------

(Dollars in thousands, except per share amounts)         2001             2000
                                                     --------------   --------------

Revenue
      Network services                                  $   77,966       $   54,804
      Local telephone services                              58,114           75,412
      Long distance services                                 9,314           12,590
      Data services                                         30,927           38,202
                                                     --------------   --------------
Total revenue                                              176,321          181,008

Operating expenses
      Network access expense                                51,014           56,811
      Operations expense                                    40,820           38,494
      Selling, general and administrative                   76,112           88,875
      Severance expense                                      3,141              152
      Depreciation and amortization                         58,647           43,782
                                                     --------------   --------------
 Total operating expenses                                  229,734          228,114

Loss from operations                                       (53,413)         (47,106)

      Interest expense and other                            71,401           54,643
                                                     --------------   --------------

Net loss before income taxes                              (124,814)        (101,749)

      Income tax expense                                       449              940
                                                     --------------   --------------

Net loss                                                $ (125,263)      $ (102,689)
                                                     ==============   ==============

EBITDA (1)                                              $    5,234       $   (3,324)
                                                     ==============   ==============

Net loss per common share:
      Basic                                             $    (2.46)      $    (2.04)
      Diluted                                           $    (2.46)      $    (2.04)

Weighted average shares outstanding                         50,995           50,404

(1)    EBITDA is Operating income plus depreciation and amortization.




                            Electric Lightwave, Inc.
                      Selected Financial and Operating Data



(Dollars in thousands)                                 September 30, 2001     June 30, 2001      September 30, 2000
                                                     ----------------------- -----------------  ----------------------

Selected Financial Data
Gross Property Plant & Equipment:
      Owned or under capital lease                              $ 1,029,724       $ 1,023,783             $   962,454
      Under operating lease (1)                                 $   108,541       $   108,541             $   108,541
                                                     ----------------------- -----------------  ----------------------
      Total                                                     $ 1,138,265       $ 1,132,324             $ 1,070,995
                                                     ======================= =================  ======================


Selected Operating Data
      Markets                                                            25                25                      25
      Route miles (2)                                                 6,737             6,734                   5,921
      Fiber miles (2)                                               353,785           349,455                 297,208
      Buildings connected on-net                                        860               856                     850
      Switches and routers:
         Internet routers                                                79                79                      65
         ATM switches                                                    23                23                      23
         Frame relay switches                                            33                33                      32
         Voice switches                                                  10                 8                       8
      Access Line Equivalents                                       172,372           187,981                 203,911
      Access Line Equivalents/Voice switch                           17,237            23,498                  25,489
      % on switch                                                       99%               97%                     92%
      Employees                                                         928               949                   1,156
      Customers                                                       2,245             2,267                   2,915


(1) Facilities under an operating lease agreement under which we have the option to purchase the facilities at the end of the term.
(2) Route and fiber miles also include those to which we have exclusive use pursuant to license and lease arrangements.

                                   Signature
                                   ---------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            ELECTRIC LIGHTWAVE, INC.
                            ------------------------
                                  (Registrant)


                              By: /s/ Robert J. Larson
                                  ------------------------------------------
                                  Robert J. Larson
                                  Vice President and Chief Accouting Officer

Date: November 13, 2001